UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported) July 19, 2024

Ziff Davis, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-25965	47-1053457
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

114 5th Avenue, 15th Floor New York, New York  10011
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (212) 503-3500

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ZD	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 19, 2024, Layth Taki, Chief Accounting Officer of Ziff Davis, Inc. (the “Company”), resigned effective as of August 16, 2024 to pursue another opportunity. Mr. Taki’s resignation from the Company is not a result of any disagreement with the Company’s independent auditors or any member of management on any matter of accounting principles or practices, financial statement disclosure or internal controls.

Effective as of August 16, 2024, and until such time as a replacement is named, Bret Richter, the Company’s Chief Financial Officer, will assume the role of principal accounting officer on an interim basis. Biographical and other information regarding Mr. Richter is set forth in the Company’s proxy statement, filed with the Securities and Exchange Commission on March 27, 2024, under the section “Executive Officers”, and such information is incorporated by reference herein. There are no arrangements or understandings between Mr. Richter and any other person requiring disclosure under Item 401(b) of Regulation S-K and no transactions with related persons requiring disclosure under Item 404(a) of Regulation S-K. Mr. Richter will not receive any additional compensation in connection with assuming the responsibilities of the principal accounting officer of the Company on an interim basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ziff Davis, Inc. (Registrant)

Date:	July 24, 2024	By:	/s/ Jeremy Rossen
Jeremy Rossen Executive Vice President, General Counsel and Secretary